Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (hereinafter referred to as the “Amendment”) executed as of the 30th day of December, 2005, by and among Clayton Williams Energy Inc., a Delaware corporation (“CWEI”), Southwest Royalties, Inc. (successor by merger to CWEI-SWR, Inc.), a Delaware corporation (“SWR”, and together with CWEI and each of their respective successors and permitted assigns, the “Borrowers” and each a “Borrower”), Warrior Gas Co., a Texas corporation (“Warrior”), CWEI Acquisitions, Inc. a Delaware corporation (“CWEI Acquisitions”), Romere Pass Acquisition L.L.C., a Delaware limited liability company (“Romere”), CWEI Romere Pass Acquisition Corp., a Delaware corporation (“Romere Corp”), Blue Heel Company, a Delaware corporation (“Blue Heel”), and Tex-Hal Partners, Inc., a Delaware corporation (“Tex-Hal” and together with Warrior, CWEI Acquisitions, Romere, Romere Corp and Blue Heel and each of their successors and permitted assigns, the “Guarantors” and each a “Guarantor”), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), a national banking association (“JPMorgan Chase”), each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Amendment) or which may from time to time become a party to the Agreement pursuant to the provisions of Section 14.3 thereof or any successor or permitted assignee thereof (hereinafter collectively referred to as “Lenders”, and individually, “Lender”), JPMorgan Chase, as Administrative Agent (in its capacity as Administrative Agent and together with its successors in such capacity, “Administrative Agent”). Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in that certain Amended and Restated Credit Agreement dated as of May 21, 2004, by and among Borrowers, Guarantors, Administrative Agent and Lenders (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

WITNESSETH:

WHEREAS, the Borrowers and the Guarantors have requested that the Administrative Agent and the Lenders amend the Agreement to (i) increase the Borrowing Base to $150,000,000 and (ii) permit CWEI to make investments in a drilling rig joint venture with Lariat Services, Inc. (“Lariat”) through Larclay, LLC a newly formed limited liability company (“Larclay”) to be owned in equal shares by CWEI and Lariat; and the Administrative Agent and the Lenders (or at least the requisite percentage thereof) have agreed to do so on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Administrative Agent and the Lenders, hereby agree as follows:

SECTION 1.         Amendments to the Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Agreement shall be amended in the manner provided in this Section 1.

1.1          Additional Definitions. Article I of the Agreement shall be and it hereby is amended by adding the following definitions in the correct alphabetical order:

“Drilling Venture” means the drilling rig joint venture among CWEI and Lariat through Larclay.

“Larclay” means Larclay, LLC, a Delaware limited liability company.

“Lariat” means Lariat Services, Inc., a Texas corporation.

“Second Amendment Effective Date” means December 30, 2005.

1.2          Borrowing Base. Section 4.1 of the Agreement shall be and it hereby is amended in its entirety to read as follows:

Borrowing Base. The aggregate amount of credit available to the Borrowers under this Agreement shall be limited by a Borrowing Base (herein so called) which shall be determined by the Lenders at the times and in accordance with the standards and procedures set forth in this Article IV. Subject to Section 4.2 hereof, during the period from the Second Amendment Effective Date to the first Determination Date after the Second Amendment Effective Date, the Borrowing Base shall be $150,000,000.

1.3          Notice of Redetermination. Section 4 of the Agreement shall be and it hereby is amended by adding the following as Section 4.6 of such section:

4.6          Notice of Redetermination. In addition to notification of any Scheduled Redetermination of the Borrowing Base pursuant to Section 4.2, promptly following any other redetermination of the Borrowing Base pursuant to this Section 4 after the Second Amendment Effective Date, the Administrative Agent shall notify Borrowers of the amount of the redetermined Borrowing Base, which Borrowing Base shall be effective as of the Determination Date specified in such notice, and such Borrowing Base shall remain in effect for all purposes of this Agreement until the next Determination Date.

1.4          Investments and Acquisitions. Section 8.15 of the Agreement shall be and it hereby is amended by deleting clause (viii) and inserting the following as clauses (viii) and (ix) of such section:

(viii)       Investments by CWEI in the Drilling Venture, including loans, advances or other extensions of credit to Lariat; provided that the amount of such Investments made pursuant to this clause (viii) of Section 8.15 does not exceed in the aggregate, $20,000,000 and the proceeds of such Investments are used by Lariat to make deposits on drilling rigs and related equipment to be acquired by Larclay or Larclay’s Subsidiaries and by Larclay or Larclay’s Subsidiaries to acquire, own, operate and maintain drilling rigs and related equipment.

(ix)         Other Investments not otherwise described in clauses (i) through (viii) above; provided that, the aggregate amount of all other Investments made pursuant to this clause (ix) outstanding at any time shall not exceed $1,000,000 (calculated based on the original cost of such Investment).

SECTION 2.         Consent and Reaffirmation of Guarantors. By their execution hereof, each Guarantor hereby (i) acknowledges receipt of this Amendment, (ii) consents to the Borrowers’ execution and delivery hereof; (iii) agrees to be bound hereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrowers to Lenders pursuant to the terms of its Guaranty in favor of Administrative Agent and the Lenders and (v) reaffirms that its Guaranty is and shall continue to remain in full force and effect.

SECTION 3.         Conditions. The amendments to the Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1          Execution and Delivery. Each Borrower and each Guarantor shall have executed and delivered this Amendment.

3.2          Representations and Warranties. The representations and warranties of each Borrower under the Agreement, as amended by the Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties relate solely to an earlier date).

3.3          No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

3.4          Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4.         Representations and Warranties of Borrowers. To induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Lenders as follows:

4.1          Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of any Borrower or any Guarantor contained in the Agreement or in any of the other Loan Documents is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date).

4.2          Corporate Authority; No Conflicts. The execution, delivery and performance by each Borrower and each Guarantor (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within each such

Borrower’s or such Guarantor’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Borrower or any Guarantor or result in the creation or imposition of any Lien upon any of the assets of any Borrower or any Guarantor except for Permitted Liens and otherwise as permitted in the Agreement.

4.3          Enforceability. This Amendment constitutes the valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 5.         Miscellaneous.

5.1          Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. Each Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of such Borrower or any Guarantor under the Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2          Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3          Legal Expenses. The Borrowers hereby agree, jointly and severally, to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4          Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until the Borrowers, the Guarantors, the Lenders (or at least the requisite percentage thereof), and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5          Complete Agreement. THIS AMENDMENT, THE AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6          Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWERS:

CLAYTON WILLIAMS ENERGY, INC.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President and General Counsel

SOUTHWEST ROYALTIES, INC.
a Delaware limited liability company

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

GUARANTORS:

WARRIOR GAS CO.
a Texas corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Secretary

CWEI ACQUISITIONS, INC.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Secretary

ROMERE PASS ACQUISITION L.L.C.
a Delaware limited liability company

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

CWEI ROMERE PASS ACQUISITION CORP.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

BLUE HEEL COMPANY
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

TEX-HAL PARTNERS, INC.
a Delaware corporation

By:	/s/ Mark Tisdale
Mark Tisdale, Vice President

JPMORGAN CHASE BANK, N.A.,
(successor by merger to Bank One, N.A. (Illinois)),
as Administrative Agent and a Lender

By:	/s/ Wm. Mark Cranmer
Name:	Wm. Mark Cranmer
Title:	Vice President

BANK OF SCOTLAND
as Co-Agent and a Lender

By:	/s/ Karen Welch
Name:	Karen Welch
Title:	Assistant Vice President

UNION BANK OF CALIFORNIA, N.A.
as Syndication Agent and a Lender

By:	/s/ Kimberly Coil
Name:	Kimberly Coil
Title:	Vice President

By:	/s/ Ali Ahmed
Name:	Ali Ahmed
Title:	Vice President

BNP PARIBAS
as Documentation Agent and a Lender

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Vice President

By:	/s/ Russell Otts
Name:	Russell Otts
Title:	Vice President

FORTIS CAPITAL CORP.
as a Lender

By:	/s/ Michele Jones
Name:	Michele Jones
Title:	Senior Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

COMERICA BANK
as a Lender

By:	/s/ Matthew J. Purchase
Name:	Matthew J. Purchase
Title:	Vice President

GUARANTY BANK
as a Lender

By:	/s/ John A. Clark
Name:	John A. Clark
Title:	Senior Vice President

NATEXIS BANQUES POPULAIRES
as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Vice President & Group Manager

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Vice President and Group Manager

BANK OF TEXAS, N.A.
as a Lender

By:	/s/ J. Michael Delbridge
Name:	J. Michael Delbridge
Title:	Senior Vice President